Exhibit 99.1

Citius Oncology Expands Board with Appointment of Independent Director Jonathan Peri

CRANFORD, N.J., August 12, 2026 — Citius Oncology, Inc. (“Citius Oncology”) (Nasdaq: CTOR), an oncology-focused biopharmaceutical company and majority-owned subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharma”) (Nasdaq: CTXR), today announced that its Board of Directors voted to appoint Jonathan Peri, Ph.D., J.D., as an additional independent director, effective August 10, 2026. Following a unanimous vote of approval by the Board, the appointment expands the Company’s Board of Directors to nine members.

Dr. Peri brings three decades of leadership across higher education, financial services, law, and corporate governance. He currently serves as President of Manor College and previously served as Vice President and General Counsel of Neumann University, where he was the institution’s chief legal officer. From 2021 to 2024, he served as lead advisory board director of First State Bank, the oldest state bank in Texas. He has also held fiduciary and governance roles across numerous government, education, and nonprofit boards. His background spans strategic planning, fundraising, real estate, and legal and regulatory oversight.

“We are pleased to welcome Jonathan to our Board,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Oncology. “As we build on the commercial launch of LYMPHIR® and scale the organization, Jonathan’s experience leading complex institutions and his disciplined, mission-focused approach to governance will strengthen our Board as we work to deliver long-term value for shareholders and patients.”

“I am honored to join the Citius Oncology Board at such a pivotal stage in the Company’s growth,” said Dr. Peri. “Citius Oncology is addressing a serious and underserved need in cutaneous T-cell lymphoma, and I look forward to contributing to the Board’s strategic oversight as the Company advances its mission of bringing innovative, targeted oncology therapies to patients.”

Dr. Peri earned his undergraduate degree from Villanova University, his law degree from Widener University, and his doctorate in Organizational Leadership from Eastern University. He holds a Management and Leadership in Education certificate from Harvard University and is an elected Commissioner of the Middle States Commission on Higher Education (MSCHE). His experience as a chief legal officer, his service on boards overseeing substantial financial assets, and his background in organizational governance are expected to strengthen the Board’s legal, regulatory, and financial oversight. The Board has determined that Dr. Peri qualifies as an independent director under applicable Nasdaq listing standards.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Management estimates the initial CTCL market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our ability to raise additional money to fund our operations; our ability to regain compliance with Nasdaq’s continued listing standards; our ability to obtain, perform under and maintain third party agreements and relationships, including obtaining a new bulk drug substance supplier; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; early-stage clinical data may not be predictive of results from larger or later-stage studies; our ability to secure and maintain strategic partnerships and expand international access to LYMPHIR; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; our ability to procure cGMP commercial-scale supply; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com